Exhibit 99.1
Investor Contact: Allan Kells, (816) 201-2445, akells@cerner.com
Media Contact: Sarah Bond, (816) 885-8020, sarah.bond@cerner.com
Cerner’s Internet Home Page: www.cerner.com
Cerner Reports Second Quarter 2009 Results
Strong Earnings and Cash Flow
KANSAS CITY, Mo. — July 29, 2009 — Cerner Corp. (NASDAQ: CERN) today announced results for the 2009 second quarter that ended July 4, 2009, delivering strong levels of bookings, earnings and cash flow.
Bookings in the second quarter of 2009 were $394.0 million. Second quarter revenue was $403.8 million, which is flat over the year-ago period.
On a Generally Accepted Accounting Principles (GAAP) basis, second quarter 2009 net earnings were $43.7 million, and diluted earnings per share were $0.52. Second quarter 2008 GAAP net earnings were $35.3 million, and diluted earnings per share were $0.42.
Adjusted (non-GAAP) Earnings
Adjusted second quarter 2009 net earnings were $46.0 million, compared to $42.5 million of adjusted net earnings in the second quarter of 2008. Adjusted diluted earnings per share were $0.55 in the second quarter of 2009 compared to $0.51 in the second quarter of 2008. Analysts’ consensus estimate for second quarter 2009 adjusted diluted earnings per share was $0.55.
Adjusted Net Earnings is not a recognized term under GAAP and should not be substituted for net earnings as a measure of the Company’s performance but instead should be utilized as a supplemental measure of financial performance in evaluating our business. Following is a description of adjustments made to second quarter net earnings. For more detail, please see the accompanying schedule, titled “Reconciliation of Adjusted Net Earnings and Adjusted Diluted Earnings Per Share to GAAP Net Earnings and Diluted Earnings Per Share.”
Adjusted second quarter 2009 and 2008 net earnings and diluted earnings per share exclude the impact of accounting pursuant to Statement of Financial Accounting Standards (SFAS) No. 123R, Share-Based Payment, which requires the expensing of stock options. The effect of accounting under SFAS 123R reduced second quarter 2009 net earnings and diluted earnings per share by $2.3 million and $0.03, respectively, and reduced second quarter 2008 net earnings and diluted earnings per share by $2.2 million and $0.03, respectively.
Second quarter 2008 adjusted net earnings and adjusted diluted earnings per share exclude the impact of a third party supplier settlement. The settlement reduced second quarter 2008 net earnings and diluted earnings per share by $5.0 million and $0.06, respectively.
Other Second Quarter Highlights:
•	Second quarter cash collections of $436.0 million and operating cash flow of $67.9 million.

•	Days sales outstanding of 100 days compared to 102 days in the first quarter of 2009 and 90 days in the year-ago quarter.

•	Total revenue backlog of $3.7 billion, up 12 percent over the year-ago quarter. This is comprised of $3.1 billion of contract backlog and $0.6 billion of support and maintenance backlog.

“We delivered good earnings and cash flow performance in the second quarter despite the economy continuing to have an impact on our revenue levels,” said Neal Patterson, Cerner co-founder, chairman and chief executive officer. “We continue to believe the Health Information Technology for Economic and Clinical Health (HITECH) provisions in the American Recovery and Reinvestment Act of 2009 (ARRA) represent a substantial opportunity for Cerner in coming years. And the investment from the ARRA could create the level of systemic change in the U.S. healthcare system that will improve safety and quality while also saving our nation hundreds of billions of dollars annually,” Patterson said.
Future Period Guidance
Cerner currently expects:
•	Third quarter 2009 revenue between $410 million and $430 million.

•	Third quarter 2009 adjusted diluted earnings per share before stock options expense between $0.57 and $0.63.

•	Third quarter 2009 new business bookings between $380 million and $420 million.

•	Full-year 2009 revenue between $1.7 billion and $1.75 billion.

•	Full-year 2009 adjusted diluted earnings per share before stock options expense between $2.40 —$2.50, which is unchanged from prior guidance.

•	SFAS No. 123R share-based compensation expense to reduce diluted earnings per share by approximately $0.03 in the third quarter of 2009 and 12-13 cents for the full-year 2009.
Earnings Conference Call
Cerner will host an earnings conference call to provide additional detail on second quarter results at 3:30 p.m. CT on July 29. The dial-in number for the conference call is (617) 213-8844; the passcode is Cerner. The company recommends joining the call 15 minutes early for registration. The re-broadcast of the call will be available from 5:30 p.m. CT, July 29 through 11:59 p.m. CT, Aug. 1. The dial-in number for the re-broadcast is (617) 801-6888; the passcode is 85120678.
An audio webcast will be available live and archived on Cerner’s Web site at www.cerner.com under the About Cerner section (click Investors, then Presentations and Webcasts).
About Cerner
Cerner is transforming healthcare by eliminating error, variance and waste for healthcare providers and consumers around the world. Cerner solutions optimize processes for healthcare organizations ranging in size from single-doctor practices, to health systems, to entire countries, for the pharmaceutical and medical device industries, and for the healthcare commerce system. These solutions are licensed by more than 8,000 facilities around the world, including approximately 2,100 hospitals; 3,300 physician practices covering more than 30,000 physicians; 500 ambulatory facilities, such as laboratories, ambulatory centers, cardiac facilities, radiology clinics and surgery centers; 600 home-health facilities; and 1,500 retail pharmacies. The following are trademarks of Cerner: Cerner and Cerner’s logo. Nasdaq: CERN. For more information about Cerner, please visit our Web site at www.cerner.com.
This release contains forward-looking statements that involve a number of risks and uncertainties. It is important to note that the Company’s performance, and actual results, financial condition or business could differ materially from those expressed in such forward-looking statements. The words “believe,” “opportunity,” “could,” “ “guidance,” and “expects” or the negative of these words, variations thereof or similar expressions are intended to identify such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to: the possibility of product-related liabilities; potential claims for system errors and warranties; the possibility of interruption at our data centers or client support facilities; our proprietary technology may be subject to claims for infringement or misappropriation of intellectual property rights of others, or may be infringed or misappropriated by others; risks associated with our non-U.S. operations; risks associated with our ability to effectively hedge exposure to fluctuations in foreign currency exchange rates; risks associated with our recruitment and retention of key personnel; risks related to our reliance on third party suppliers; risks inherent with business acquisitions; changing political, economic and regulatory influences; government regulation; significant competition and market changes; the current adverse financial market environment and uncertainty in global economic conditions; variations in our quarterly operating results; potential inconsistencies in our sales forecasts compared to actual sales; and the volatility in the trading price of our common stock. Additional discussion of these and other factors affecting the Company’s business is contained in the Company’s periodic filings with the Securities and Exchange Commission. The Company undertakes no obligation to update forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes in future operating results, financial condition or business over time.
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CERNER CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	Three Months	Six Months	Three Months	Six Months
	Ended	Ended	Ended	Ended
(In thousands, except per share data)	July 4, 2009 (1)	July 4, 2009 (1)	June 28, 2008 (1) (2)	June 28, 2008 (1)(2)

Revenue
System sales	$114,302	$214,491	$120,633	$236,865
Support, maintenance and services	281,444	565,272	271,470	531,264
Reimbursed travel	8,060	16,365	10,697	19,436

Total revenue	403,806	796,128	402,800	787,565

Margin
System sales	71,673	130,298	74,789	150,838
Support, maintenance and services	265,244	533,410	256,225	500,567

Total margin	336,917	663,708	331,014	651,405

Operating expenses
Sales and client service	171,633	344,986	182,915	353,997
Software development	65,090	129,826	65,890	135,054
(Includes amortization of software development costs of $15,830 and $28,879 for the three and six months ended July 4, 2009; and $13,409 and $24,425 for the three and six months ended June 28, 2008.)
General and administrative	34,038	60,760	28,988	52,667

Total operating expenses	270,761	535,572	277,793	541,718

Operating earnings	66,156	128,136	53,221	109,687

Interest income	1,953	3,686	3,245	7,074
Interest expense	(2,099)	(4,153)	(2,785)	(5,583)
Other income	213	417	42	(171)

Non-operating income (expense), net	67	(50)	502	1,320

Earnings before income taxes	66,223	128,086	53,723	111,007
Income taxes	(22,478)	(43,511)	(18,436)	(38,903)

Net earnings	$43,745	$84,575	$35,287	$72,104

Basic earnings per share	$0.54	$1.05	$0.44	$0.90

Basic weighted average shares outstanding	80,691	80,512	80,618	80,500

Diluted earnings per share	$0.52	$1.02	$0.42	$0.86

Diluted weighted average shares outstanding	83,590	83,258	83,581	83,553
Note 1: Operating expenses for the three months ended July 4, 2009 and June 28, 2008 and the six months ended July 4, 2009 and June 28, 2008 include share-based compensation expense. The impact of this expense on net earnings is presented below:

	Three Months	Six Months	Three Months	Six Months
	Ended	Ended	Ended	Ended
	July 4, 2009	July 4, 2009	June 28, 2008	June 28, 2008

Sales and client service	$1,377	$3,086	$1,732	$3,566
Software development	851	2,002	621	1,397
General and administrative	1,358	2,418	1,075	2,027

Total Shared Based Compensation	3,586	7,506	3,428	6,990
Amount of related income tax benefit	(1,336)	(2,796)	(1,277)	(2,604)

Net impact on net earnings	$2,250	$4,710	$2,151	$4,386

Decrease to diluted earnings per share	$0.03	$0.05	$0.03	$0.06

Note 2: Includes the impact of the third party supplier settlement reported in the second quarter of 2008.

	Three Months	Six Months	Three Months	Six Months
	Ended	Ended	Ended	Ended
	July 4, 2009	July 4, 2009	June 28, 2008	June 28, 2008

Sales and client service	$—	$—	$8,014	$8,014
Amount of related income tax benefit	—	—	(2,984)	(2,984)

Net impact on net earnings	$—	$—	$5,030	$5,030

Decrease to diluted earnings per share	$—	$—	$0.06	$0.06

CERNER CORPORATION
Reconciliation of Adjusted Net Earnings and Adjusted Diluted Earnings Per Share to
GAAP Net Earnings and Diluted Earnings Per Share1
(unaudited)

	Three Months Ended	Six Months Ended	Three Months Ended	Six Months Ended
Net Earnings	July 4, 2009	July 4, 2009	June 28, 2008	June 28, 2008

(In thousands)
Net earnings	$43,745	$84,575	$35,287	$72,104
Share-based compensation expense[2]	3,586	7,506	3,428	6,990
Income tax benefit of share-based compensation[2]	(1,336)	(2,796)	(1,277)	(2,604)
Third party supplier settlement[2]	—	—	8,014	8,014
Income tax benefit of supplier settlement[2]	—	—	(2,984)	(2,984)

Adjusted net earnings (non-GAAP)	$45,995	$89,285	$42,468	$81,520

Diluted Earnings Per Share
Diluted earnings per share[2]	$0.52	$1.02	$0.42	$0.86
Share-based compensation expense (net of tax)[2]	0.03	0.05	0.03	0.06
Third party supplier settlement (net of tax)[2]	—	—	0.06	0.06

Adjusted diluted earnings per share (non-GAAP)	$0.55	$1.07	$0.51	$0.98

Note 1: The presentation of Adjusted Net Earnings, a Non-GAAP financial measure, is not meant to be considered in isolation, as a substitute for, or superior to, Generally Accepted Accounting Principles (GAAP) results and investors should be aware that non-GAAP measures have inherent limitations and should be read only in conjunction with the Company’s consolidated financial statements prepared in accordance with GAAP. Adjusted Net Earnings may also be different from similar non-GAAP financial measures used by other companies and may not be comparable to similarly titled captions of other companies due to potential inconsistencies in the method of calculation. The Company believes that Adjusted Net Earnings is important to enable investors to better understand and evaluate its ongoing operating results and allows for greater transparency in the review of its overall financial, operational and economic performance.
Note 2: The Company provides earnings with and without stock options expense and unique items such as the third party supplier settlement because earnings excluding these items are used by management along with GAAP results to analyze its business, make strategic decisions and for management compensation purposes.

CERNER CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS

	July 4,	January 3,
(In thousands)	2009	2009
Assets	(unaudited)

Cash and cash equivalents	$353,918	$270,494
Short-term investments	30,177	38,400
Receivables, net	444,699	468,928
Inventory	12,594	10,096
Prepaid expenses and other	90,463	69,553
Deferred income taxes	5,650	1,402

Total current assets	937,501	858,873

Property and equipment, net	501,066	483,399
Software development costs, net	228,629	218,811
Goodwill	149,251	146,666
Intangible assets, net	44,110	51,925
Long-term investments	99,150	105,300
Other assets	15,184	16,014

Total assets	$1,974,891	$1,880,988

Liabilities

Accounts payable	$59,039	$93,667
Current installments of long-term debt	25,477	30,116
Deferred revenue	111,935	107,554
Accrued payroll and tax withholdings	69,010	67,266
Other accrued expenses	38,318	42,620

Total current liabilities	303,779	341,223

Long-term debt	122,945	111,370
Deferred income taxes and other liabilities	105,901	100,546
Deferred revenue	14,013	15,554

Total liabilities	546,638	568,693

Stockholders’ Equity

Common stock	818	810
Additional paid-in capital	518,949	491,080
Retained earnings	944,673	860,098
Treasury Stock	(28,002)	(28,002)
Accumulated other comprehensive loss	(8,305)	(12,977)

Total Cerner Corporation stockholders’ equity	1,428,133	1,311,009
Noncontrolling interest	120	1,286

Total stockholders’ equity	1,428,253	1,312,295

Total liabilities and stockholders’ equity	$1,974,891	$1,880,988